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                                                                    Exhibit 5.1

                   [Letterhead of Graubard Mollen & Miller]










                                                              December 3, 1998

North Atlantic Acquisition Corp.
5 East 59th Street
New York, NY 10022

Gentlemen:

                  Reference is made to the Registration Statement (File No. 333-65267) on Form S-4 ("Registration Statement") filed by North Atlantic Acquisition Corp. ("Company") under the Securities Act of 1933, as amended ("Act"), in connection with the merger of Moto Guzzi Corp., a Delaware corporation ("Moto Guzzi"), with and into the Company ("Merger"), pursuant to the Agreement and Plan of Merger among the Company, Moto Guzzi and Trident Rowan Group, Inc., a Maryland corporation ("TRG"), dated August 18, 1998, as amended December 3, 1998 ("Merger Agreement") with respect to: (i) up to 4,250,000 shares of Class A Common Stock of the Company, par value $.01 per share ("Class A Common Stock"), and up to 800,000 warrants to purchase shares of Class A Common Stock at an exercise price of $.01 per share ("Nominal Warrants") to be issued by the Company in exchange for (a) the outstanding common stock, preferred stock and common stock purchase warrants of Moto Guzzi, and (b) the cancellation of intercompany debt of Moto Guzzi to TRG and O.A.M. S.p.A. ("Intercompany Debt"); (ii) up to 800,000 shares of Class A Common Stock to be issued by the Company upon exercise of the Nominal Warrants; (iii) 360,000 shares of Class A Common Stock to be issued by the Company in connection with the conversion of each share of Class B Common Stock into two shares of Class A Common Stock and two Class A Common Stock Purchase Warrants, as hereinafter defined ("Class B Recapitalization"); (iv) 360,000 warrants to purchase Class A Common Stock at an exercise price of $9.00 per share ("Class A Warrants") to be issued by the Company in connection with the Class B Recapitalization; (v) up to 360,000 shares of Class A Common Stock to be issued by the Company upon exercise of the Class A Warrants; and (vi) 30,000 shares of Class A Common Stock to be issued by the Company to the selling shareholder listed in the Registration Statement.

                  We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

                  Based upon the foregoing, it is our opinion that:



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Graubard Mollen & Miller


North Atlantic Acquisition Corp.
December 3, 1998
Page 2

                  1. The Class A Common Stock to be issued by the Company in exchange for the outstanding common stock, preferred stock and common stock purchase warrants of Moto Guzzi and the Intercompany Debt, when issued in the manner provided in the Merger Agreement and in the Registration Statement, will be legally issued, fully paid and non-assessable.

                  2. The Nominal Warrants to be issued by the Company in exchange for the outstanding common stock, preferred stock and common stock purchase warrants of Moto Guzzi and the Intercompany Debt, when issued in the manner provided in the Merger Agreement and in the Registration Statement, will be valid and binding obligations of the Company.

                  3. The Class A Common Stock to be issued by the Company in connection with the Class B Recapitalization, when issued in the manner provided in the Registration Statement, will be legally issued, fully paid and non-assessable.

                  4. The Class A Warrants to be issued by the Company in connection with the Class B Recapitalization, when issued in the manner provided in the Registration Statement, will be valid and binding obligations of the Company.

                  5. The Class A Common Stock to be issued by the Company upon exercise of the Nominal Warrants and Class A Warrants, when issued and paid for as provided by the terms of the defining instruments and in the manner provided in the Registration Statement, will be legally issued, fully paid and non-assessable.

                  6. The Class A Common Stock to be issued by the Company to the selling shareholder, when issued and paid for as provided for in the Registration Statement, will be legally issued, fully paid and non-assessable.

                  In giving this opinion, we have assumed that the Merger Agreement and all certificates and agreements or other instruments for the Company's shares of Class A Common Stock, the Nominal Warrants and the Class A Warrants have been or will be duly executed and delivered on behalf of the Company by the duly authorized Company officers, on behalf of any other party thereto by the duly authorized persons and/or the Company's transfer and/or warrant agent and registered by the Company's registrar, if necessary, and conform, or will conform, except as to denominations, to specimens which we have examined.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel, and to all references made to us in the Registration Statement and in the Joint Proxy Statement/Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

                                               Very truly yours,

                                               /s/ Graubard Mollen & Miller